SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 29, 2015

KEYUAN PETROCHEMICALS, INC.

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-124837	45-0538522
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Qingshi Industrial Park

Ningbo Economic & Technological Development Zone

Ningbo, Zhejiang Province

P.R. China 315803

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(86) 574-8623-2955

 (ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

–––––––––––––––– Copies to: Hunter Taubman Weiss LLP 130 W 42nd Street, Suite 1008 New York, NY 10038 Tel: 212-732-7184
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On January 29, 2015, the Board of Directors of Keyuan Petrochemicals, Inc. (the “Company” or “we”, “us”) approved a temporary suspension of operations of two of our wholly owned PRC subsidiaries, Ningbo Keyuan Plastics Co., Ltd and Ningbo Keyuan Synthetic Rubbers Co. Ltd. The decision was made in connection with the continuingly depressed oil price in international markets since June 2014 which has materially negatively impacted us and our downstream distributors. As a result, we currently do not have enough capital to satisfy the unsustainable cash demand to maintain operation of these two subsidiaries. We intend to resume operation once oil market recovers and production would likely result in profits, however, we cannot provide a definitive termination date of the suspension at this point. Meanwhile, other operations of the Company remain the same.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keyuan Petrochemicals, Inc.

Date: February 13, 2015	By:	/s/Chunfeng Tao
Name: Chunfeng Tao
Title: Chief Executive Officer